UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 16, 2010

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2010, Inspire Pharmaceuticals, Inc. (“Inspire”) and Finorga S.A.S., a corporation organized and existing under the laws of France and a wholly-owned subsidiary of Groupe Novasep S.A.S., entered into an API Commercial Supply Agreement (Denufosol), dated as of December 14, 2010 (the “Agreement”). Finorga S.A.S. is hereinafter referred to as “Novasep”.

Pursuant to the terms of the Agreement, Novasep will manufacture denufosol tetrasodium (“denufosol API”), the active pharmaceutical ingredient for Inspire’s denufosol tetrasodium inhalation product candidate which is in Phase 3 development for the treatment of cystic fibrosis. The Agreement provides that Novasep must maintain specified manufacturing capacity to produce denufosol API for Inspire annually. Upon six to eight months notice, Inspire may require Novasep to increase its annual capacity. Under the Agreement, Inspire will be required to purchase at least 25% of its annual requirement for denufosol API from Novasep. Commencing in 2014, the minimum purchase requirement will not apply in the event that Inspire is able to obtain denufosol API from another manufacturer at a cost that is at least 7.5% lower than the cost of obtaining denufosol API from Novasep.

Commencing in 2012, the cost of the denufosol API may be reduced annually to reflect cost reductions resulting from any potential improvements in the manufacturing process by Novasep. In addition, commencing in 2013, the cost of the denufosol API may be adjusted annually to reflect changes in a French national wage index and variations in the cost of raw materials.

Pursuant to the terms of the Agreement, until both: (i) the termination or expiration of the Agreement, and (ii) the first commercial sale to the general public of an applicable generic denufosol product, Novasep may not conduct any activities with respect to the manufacture of denufosol for itself or for any company other than Inspire.

Inspire will own all of the intellectual property arising under the Agreement that relates to denufosol API or its development or manufacture.

Subject to earlier termination for various matters, including material breach, the initial term of the Agreement is five years. The Agreement will automatically renew for successive three year terms unless Inspire provides Novasep with at least six months notice of its intent not to renew.

Groupe Novasep S.A.S. has separately guaranteed to Inspire the prompt and full performance of all of the obligations, duties and liabilities of its subsidiary, Novasep, under the terms of the Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

10.1*	API Commercial Supply Agreement (Denufosol), dated as of December 14, 2010, by and between Inspire Pharmaceuticals, Inc. and Finorga S.A.S.

10.2	Parent Guarantee from Groupe Novasep S.A.S. concerning the terms of the API Commercial Supply Agreement (Denufosol), dated as of December 14, 2010, by and between Inspire Pharmaceuticals, Inc. and Finorga S.A.S.

*	Confidential treatment has been sought with respect to portions of this agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Joseph M. Spagnardi
Joseph M. Spagnardi,
Senior Vice President, General Counsel and Secretary

Dated: December 21, 2010

EXHIBIT INDEX

No.	Description

10.1*	API Commercial Supply Agreement (Denufosol), dated as of December 14, 2010, by and between Inspire Pharmaceuticals, Inc. and Finorga S.A.S.

10.2	Parent Guarantee from Groupe Novasep S.A.S. concerning the terms of the API Commercial Supply Agreement (Denufosol), dated as of December 14, 2010, by and between Inspire Pharmaceuticals, Inc. and Finorga S.A.S.

*	Confidential treatment has been sought with respect to portions of this agreement.